Deloitte
                                                           Deloitte & Touche LLP
                                                           200 Berkeley St
                                                           Boston, MA 02116
                                                           USA

                                                           Tel: 1(617)437-2000
                                                           Fax: 1(617)437-2111
                                                           www.deloitte.com

October 28, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sirs:

We have read the comments contained in Sub-Item 77k of Form N-SAR of the John Hancock High Yield Municipal Bond Fund and the John Hancock Tax-Free Bond Fund, each a series of John Hancock Municipal Securities Trust dated October 28, 2005 and we agree with the statements made therein.

Very truly yours,



DELOITTE & TOUCHE LLP

                                                        Member of
                                                        Deloitte Touche Tohmatsu